Exhibit 3.2

OPERATING AGREEMENT

OF

RANGERS SUB I, LLC

THIS OPERATING AGREEMENT (this “Agreement”) is entered into as of April 20, 2017 (the “Effective Date”), by RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Managing Member” or the “Member”).

WHEREAS, the Managing Member has organized a limited liability company under the laws of the State of Maryland, and under the name RANGERS SUB I, LLC, a Maryland limited liability company (the “Company”), for the purposes hereinafter set forth, subject to the terms and conditions hereof; and

WHEREAS, by executing this Agreement, the Managing Member hereby (i) ratifies the formation of the Company and the filing of the Articles (as defined below), (ii) confirms and agrees to the Member’s status as the sole member of the Company, and (iii) continues the existence of the Company for the purposes hereinafter set forth, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

Formation

Section 1.1  Organization.  The Member hereby approves and ratifies the filing of the Articles for the Company with the State Department of Assessments and Taxation of the State of Maryland.

Section 1.2  Agreement; Effect of Inconsistencies with Act.  This Agreement is made and entered into by the Member on the Effective Date.  The Member agrees to the terms and conditions of this Agreement, as it may from time to time be amended, supplemented or restated according to its terms.  The Member intends that this Agreement shall govern the operation and management of the Company and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law.  To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act.  If the Act is subsequently amended or interpreted in such a way as to validate a provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.  The Member shall be entitled to rely on the provisions of this Agreement, and shall not be liable to the Company for any action or refusal to act taken in good faith reliance on this Agreement, except for gross negligence or willful misconduct.  The Member and the Company agree that the duties and obligations imposed on the Member as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Company and the Member, notwithstanding any provision of the Act or common law to the contrary.

Section 1.3  Name.  The name of the Company shall be RANGERS SUB I, LLC and such name shall be used at all times in connection with the conduct of the Company’s business.

Section 1.4  Effective.  This Agreement is effective as of the Effective Date.

Section 1.5  Term.  The Company shall have perpetual existence until it is dissolved and its affairs wound up in accordance with this Agreement and the Act.

Section 1.6  Filing of Articles.  The Articles of the Company was filed with the SDAT pursuant to the Act on April 20, 2017.  The Managing Member is hereby authorized to take all other actions reasonably deemed by the Managing Member to be necessary or appropriate from time to time to comply with all applicable requirements for the formation, operation and, when appropriate, termination of the Company as a limited liability company under the Act, provided such actions are not inconsistent with or prohibited by any other provision of this Agreement.  If there is any inconsistency between the terms of the Articles and the terms of this Agreement, the terms of the Articles shall govern.

Section 1.7  Registered Agent and Office.  The Company’s registered agent for service of process and registered office in the State of Maryland shall be that Person and location reflected in the Articles.  The Managing Member may, from time to time, change the registered agent or office through appropriate filings with the SDAT.  If the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

Section 1.8  Principal Office.  The Company’s principal office shall be located at 3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland 20814.  The Managing Member may change the location of the Company’s principal office from time to time. The Managing Member shall make any filing and take any other action required by applicable law in connection with the change and shall give notice to all Members of the new location of the Company’s principal office promptly after the change becomes effective.  The Managing Member may establish and maintain additional offices for the Company.

Section 1.9  Foreign Qualifications.  The Company shall qualify to do business as a foreign limited liability company in each jurisdiction, if any, in which the nature of its business requires such qualification.  The Managing Member may select any Person permitted by applicable law to act as registered agent for the Company in each jurisdiction in which it is qualified to do business, and may replace any such Person from time to time.

Section 1.10  Tax Characterization and Returns.  It is the intention of the Member that the Company be disregarded from RLJ Lodging Trust, L.P. for federal income and all relevant state and local tax purposes; provided, however, that nothing in this Section 1.10 shall be interpreted to prohibit or impede a transfer of an interest in the Company.  The Managing Member shall file (and is hereby authorized to file) any necessary tax returns to effect or maintain such classification or otherwise required to be filed by or on behalf of the Company with any tax authorities.

ARTICLE II

Definitions

Section 2.1  General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, consistently applied; (iii) references in this Agreement to “Articles,” “Sections,” “subsections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the word “including” means “including, but not limited to”, (vii) the words “not including” mean “excluding only”, and (viii) the headings in this Agreement are for convenience only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of any of the provisions of this Agreement.

Section 2.2  Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings (unless otherwise expressly provided herein):

Act:  The Maryland Limited Liability Company Act in its present form or as amended from time to time.

Affiliate:  When used with reference to any Person, (i) any Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person (the term “control” for this purpose, shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the manager or managing member of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of 50% or more of the equity interests); and (ii) in the case of a natural person, such Person’s family members.

Agreement:  This Limited Liability Company Agreement in its present form or as amended, supplemented or restated from time to time.

Articles:  The Articles of Organization of the Company filed with the SDAT, as amended and restated from time to time in accordance with the Act.

Company:  RANGERS SUB I, LLC and any successor limited liability company, which continues the business thereof and is a reformation or reconstitution thereof.

Person:  An individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited liability company or other legal entity, including a governmental entity.

SDAT:  The State Department of Assessments and Taxation of the State of Maryland.

ARTICLE III

Business, Purposes and Powers

Section 3.1  Business and Purposes.  The business and purposes of the Company shall be to engage in all activities that limited liability companies may engage in under the Act.  The Company may sell or otherwise dispose of all or substantially all of its assets and any such sale or disposition shall be considered to be within the scope of the Company’s business.

Section 3.2  Powers.  The Company shall have all powers of a limited liability company under the Act necessary or convenient to operate its business and accomplish its purposes as described in, and limited by, Section 3.1 and the Articles.

ARTICLE IV

Section 4.1  Percentage Interests and Contributions.  The Member shall own all of the economic interests in the Company and shall own a percentage interest in the Company of 100%.  The Member will make an initial contribution to the capital of the Company in the amount of $100.  Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

ARTICLE V

Section 5.1  Distributions.  The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

ARTICLE VI

Section 6.1  Management.  The business and affairs of the Company shall be managed by and under the direction of the Managing Member, who may make all decisions for and exercise all powers of the Company relating to the management and conduct of its business.  All contracts, agreements, leases, notes, mortgages and other documents and instruments which are necessary, appropriate or convenient for the conduct of the Company’s business and the furtherance of its purposes shall be signed by the Managing Member or its duly authorized representatives on behalf of the Company.  Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Managing Member as set forth herein.

Section 6.2  Officers; Delegation of Authority.  The Managing Member may, from time to time, designate one or more persons to be officers of the Company.  No officer need be a resident of the State of Maryland, a Member or a Managing Member.  Any officers so designated shall have such authority and perform such duties as the Managing Member may, from time to time, delegate to them.  The Managing Member may assign titles to particular officers.  Unless the Managing Member otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office.  Each officer shall hold office until such officer’s successor shall be duly designated and shall qualify or until such officer’s earlier death, resignation or removal.  Any number of offices may be held by the same individual.  The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managing Member.  As of the Effective Date, the Officers of the Company designated by the Managing Member are listed on Schedule A attached hereto. The Managing Member may also, from time to time, delegate to one or more Persons (including any Member and including through the creation and establishment of one or more other committees) such authority and duties as the Managing Member may deem advisable.

ARTICLE VII

Section 7.1  Dissolution.  The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Managing Member may elect.  The Company shall not be dissolved upon the death, resignation, retirement, expulsion, bankruptcy or dissolution of a Member or by any other event that terminates the continued membership of a Member in the Company.

ARTICLE VIII

Section 8.1  Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

ARTICLE IX

Exculpation and Indemnification; Limited Liability

Section 9.1  Exculpation and Indemnification.

(a)           Neither the Managing Member nor any officer, director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Managing Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)           To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section by the Company shall be provided out of and to the extent of Company assets only, and the Managing Member shall not have personal liability on account thereof.

(c)           To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.

(d)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Managing Member might properly be paid.

(e)           To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other

Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Managing Member to replace such other duties and liabilities of such Covered Person.

(f)            The provisions of this Section shall survive any termination of this Agreement.

[Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement of RANGERS SUB I, LLC as of the date first written above.

RLJ Lodging Trust, L.P.,
a Delaware limited partnership

By:	RLJ Lodging Trust,
a Maryland real estate investment trust,
its sole general partner

By:	/s/Ross H. Bierkan
Ross H. Bierkan,
President and CEO

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SCHEDULE A

OFFICERS

Title	Name
President and Treasurer	Ross H. Bierkan
Vice President	Carl A. Mayfield
Vice President	Leslie D. Hale
Vice President and Secretary	Frederick D. McKalip

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